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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


         Date of Report (Date of earliest event reported): June 4, 2001



                            Global TeleSystems, Inc.
             (Exact name of Registrant as specified in its charter)


  Delaware                       0-23717                         94-3068423
  ------------                  -----------                   -----------------
(State or other                (Commission                    (I.R.S. Employer
jurisdiction of                File Number)                  Identification No.)
incorporation)


                              4121 Wilson Boulevard
                                    7th Floor
                               Arlington, VA 22203
          (Address of principal executive offices, including zip code)


                                 (703) 258-3401
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

         On June 4, 2001, Global TeleSystems, Inc. (the "Company") announced that the New York Stock Exchange ("NYSE") has informed the Company that trading in the Company's common shares has been suspended on the NYSE due to indications of an "abnormally low selling price" for the common stock. The NYSE also informed the Company that it intends to apply to the Securities and Exchange Commission to delist the Company's shares from trading pending completion of applicable procedures, including any appeal by the Company of the NYSE's staff's decision. GTS intends to appeal the NYSE's decision. Under NYSE rules, any prospective delisting would be stayed pending resolution of the Company's appeal. In the meantime, the Company will apply for quotation of its common shares on the OTC Bulletin Board. The Company's press release concerning these matters is included as an exhibit to this report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

          (c)     Exhibits

99.1     Press release issued by Global TeleSystems, Inc.
         on June 4, 2001.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, Global TeleSystems, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       GLOBAL TELESYSTEMS, INC.


Date:    June 5, 2001                  By:  /s/ Grier C. Raclin
                                            -------------------
                                       Name:  Grier C. Raclin
                                       Title: Executive Vice President; Chief
                                       Administrative Officer; General Counsel;
                                       and Secretary
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                                  EXHIBIT INDEX

Exhibit
   No.            Description
--------          --------------

99.1              Press release issued by Global TeleSystems, Inc. on
                  June 4, 2001.